DIME COMMUNITY BANCSHARES, INC.
300 CADMAN PLAZA WEST, 8TH FLOOR
BROOKLYN, NY 11201
ATTN: SHAREHOLDER RELATIONS

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 2, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DCOM2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. The meeting will be held on December 3, 2020 at 10:00 a.m. Eastern Time.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 2, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D25762-S11926

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIME COMMUNITY BANCSHARES, INC.

Proposals 1, 2 and 3 are proposed by Dime Community Bancshares, Inc. The Board of Directors unanimously recommends a vote "FOR" Proposals 1, 2 and 3.	**For**	**Against**	**Abstain**
1. To approve the Agreement and Plan of Merger, dated as of July 1, 2020, which we refer to as the "merger agreement," by and between Bridge Bancorp, Inc. ("Bridge") and Dime Community Bancshares, Inc. ("Dime") and the merger, pursuant to which Dime will merge with and into Bridge, which we refer to as the "merger proposal." A copy of the merger agreement is included as **Annex A** to the accompanying joint proxy statement/prospectus;	☐	☐	☐
2. To approve, on a non-binding advisory basis, the compensation that may become payable to certain named executive officers of Dime in connection with the merger, which we refer to as the "Dime merger-related compensation proposal;" and	☐	☐	☐
3. To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger agreement and the merger, which we refer to as the "Dime adjournment proposal."	☐	☐	☐

The proxies are authorized to vote upon such other business as may come before the Special Meeting or any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and the Proxy Statement, both dated [TBD], for the Special Meeting.

Please note the Special Meeting is being held as a virtual meeting as a result of the COVID-19 coronavirus outbreak.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D25763-S11926

DIME COMMUNITY BANCSHARES, INC.

This Proxy is solicited on behalf of the Board of Directors of Dime Community Bancshares, Inc. for the Special Meeting of Shareholders to be held on December 3, 2020.

The undersigned shareholder of Dime Community Bancshares, Inc. hereby appoints Kathleen M. Nelson and Patrick E. Curtin, or either of them, with full powers of substitution, to represent and to vote as proxy, as designated on the reverse side, all shares of common stock of Dime Community Bancshares, Inc. held of record by the undersigned on October 12, 2020, at the Special Meeting of Shareholders (the "Special Meeting") to be held at 10:00 a.m., Eastern Time, on December 3, 2020, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the Special Meeting of Shareholders and Proxy Statement, both dated [TBD], and upon such other matters as may properly come before the Special Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is given, this Proxy will be voted FOR Proposals 1, 2 and 3 and in accordance with the judgement of the persons named as proxy herein on any other matters that may properly come before the Special Meeting.**

(Continued and to be signed on reverse side)

DIME COMMUNITY BANCSHARES, INC.
300 CADMAN PLAZA WEST, 8TH FLOOR
BROOKLYN, NY 11201
ATTN: SHAREHOLDER RELATIONS

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on December 2, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **wwwvirtualshareholdermeeting.com/DCOM2020SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. The meeting will be held on December 3, 2020 at 10:00 a.m. Eastern Time.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on December 2, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D25764-S11926

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DIME COMMUNITY BANCSHARES, INC.

Proposals 1, 2 and 3 are proposed by Dime Community Bancshares, Inc. The Board of Directors unanimously recommends a vote "FOR" Proposals 1, 2 and 3.	**For**	**Against**	**Abstain**
1. To approve the Agreement and Plan of Merger, dated as of July 1, 2020, which we refer to as the "merger agreement," by and between Bridge Bancorp, Inc. ("Bridge") and Dime Community Bancshares, Inc. ("Dime") and the merger, pursuant to which Dime will merge with and into Bridge, which we refer to as the "merger proposal." A copy of the merger agreement is included as **Annex A** to the accompanying joint proxy statement/prospectus;	☐	☐	☐
2. To approve, on a non-binding advisory basis, the compensation that may become payable to certain named executive officers of Dime in connection with the merger, which we refer to as the "Dime merger-related compensation proposal;" and	☐	☐	☐
3. To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the merger agreement and the merger, which we refer to as the "Dime adjournment proposal."	☐	☐	☐

The proxies are authorized to vote upon such other business as may come before the Special Meeting or any adjournment or postponement thereof in such manner as shall be determined by a majority of the Board of Directors.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and the Proxy Statement, both dated [TBD], for the Special Meeting.

Please note the Special Meeting is being held as a virtual meeting as a result of the COVID-19 coronavirus outbreak.

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

D25765-S11926

DIME COMMUNITY BANCSHARES, INC.
CONFIDENTIAL VOTING INSTRUCTIONS
SOLICITED BY THE COMPENSATION AND HUMAN RESOURCES COMMITTEE
OF DIME COMMUNITY BANCSHARES, INC.
FOR
THE DIME COMMUNITY BANK KSOP

The undersigned participant, former participant or beneficiary of a deceased former participant in The Dime Community Bank KSOP [the "KSOP"] hereby provides the voting instructions specified to Principal Trust Company, the Trustee of the KSOP (the "Trustee"), which instructions shall be taken into account by the Trustee in voting, in person, by limited or general power of attorney, or by proxy, the shares and fractional shares of common stock of Dime Community Bancshares, Inc. that are held by the Trustee, in its capacity as Trustee, as of October 12, 2020 at the Special Meeting of Shareholders of Dime Community Bancshares, Inc. to be held on December 3, 2020, and at any adjournment or postponement thereof.

As to the proposals listed on the reverse side, which are more particularly described in the Proxy Statement dated (TBD), the Trustee will vote the common stock of Dime Community Bancshares, Inc. held by the KSOP to reflect the voting instructions on this Confidential voting instructions card, in the manner described in the accompanying letter from the Compensation and Human Resources Committee dated (TBD).

(Continued and to be signed on reverse side)